8100 Denmark Road
P.O.

Box 34216
Charlotte, NC

28234
(704) 554-8510

EXHIBIT 99.1

The CATO Corporation

NEWS RELEASE
FOR IMMEDIATE RELEASE

For Further Information Contact:

John R. Howe

Executive Vice President

Chief Financial Officer

704-551-7315

CATO

REPORTS 2Q NET INCOME

CHARLOTTE, N.C. (August 19,

2021)

–– The Cato Corporation (NYSE: CATO)

today reported net
income of $14.0 million or $0.62 per diluted share for the second quarter ended July 31, 2021, compared to a net loss of $7.2 million or ($0.30) per diluted share for the second quarter ended
August 1, 2020.

Sales for fiscal 2020 were significantly impacted by the closure of our stores for six weeks due to the
COVID-19 pandemic, beginning March 19, 2020. Due to the impact of the unprecedented closures, the Company will report sales compared to the past two years.

Sales for the second quarter ended
July 31, 2021 were $206.0 million, or an increase of 24% from sales of $166.3 million for the second quarter ended August 1, 2020.

Compared to the same period in 2019, sales decreased 2% from sales of $210.4 million for the quarter ended August 3, 2019. The Company’s same-store sales for the quarter increased 23% compared to 2020 and decreased 5% when compared to the same period in 2019.
For the six months ended July 31, 2021, the Company reported net income of $34.7 million or $1.54 per diluted share, compared to a net loss of $35.6 million or ($1.48) per diluted share for the six months ended August 1, 2020.

Sales for the six months ended July 31, 2021 were $417.2 million, an increase of 57% to sales of $265.1 million for the six months ended August 1, 2020.

Compared to the
same period in 2019, sales decreased 5% from sales of $438.4 million for the six months ended
August 3, 2019.

Year

-to-date same-store sales increased 56% to 2020 and decreased 7% compared to the same period in 2019.

8100 Denmark Road
P.O.

Box 34216
Charlotte, NC

28234
(704) 554-8510

“Our sales were favorably impacted during the first half of the year by increased vaccination availability coupled with pent-up demand, an increase in social events, summer vacation travel and anticipated return to work for many customers, but were tempered by late merchandise shipments driven by continued supply chain disruptions,” stated John Cato, Chairman, President, and Chief
Executive Officer.

“We anticipate seeing some impact to the business due to increased COVID cases, however we do not expect to see the same level of impact to the business as experienced in
2020.”
Gross margin increased from 20.2% to 43.9% of sales in the quarter due to higher merchandise margins.

SG&A expenses as a percent of sales increased from 26.4% to 34.5% of sales during the quarter primarily due to increased employee benefit/bonus expense and store operating expenses as operating hours have increased substantially compared to prior year’s phased store reopening following the extended store closure due to COVID. Tax

expense for the quarter was $4.6 million
versus a $3.9 million benefit in the prior year due to the pre-tax loss.

The Company ended the
quarter with unrestricted cash and short-term investments of $216.9 million.

This compares with
$137.0 million for the same period in 2020.

Year

-to-date gross margin increased to 42.6% of sales from 18.4% the prior year primarily due to increased merchandise margins.

The year-to-date SG&A rate was 32.2% versus 36.4% primarily due to leveraging of expenses as a result of normalized sales and a $5.3 million non-cash impairment charge in the prior year, partially offset

by higher employee benefit/bonus expense and store
operating expenses.

Income tax expense for the first half was $7.6 million versus a $13.0 million benefit last year.
As of July 31, 2021, the Company has 1,325 stores in 32 states, compared to 1,333 stores in 31 states as of August 1, 2020.

“As infections continue to increase both abroad and within the US, we have temporarily reinstated
our mask policy for associates in our stores, DC and Home Office, regardless of vaccination status,”
Mr. Cato said.

“As always, our associates’ and customers’ safety remains foremost in our minds as we continue to navigate this challenging retail environment and strive to offer our customers a safe place to shop.”

8100 Denmark Road
P.O.

Box 34216
Charlotte, NC

28234
(704) 554-8510

As COVID infections continue to rise as a result of the Delta variant, there remains a high level of uncertainty as to the impact COVID will have on the second half of the year.

Additionally, the
continued impact of the supply chain disruption still remains a concern.

In light of these uncertainties,
we remain cautiously optimistic about the remainder of the year.

The Cato Corporation is a leading specialty retailer of value-priced fashion apparel and accessories operating three concepts, “Cato,” “Versona” and “It’s

Fashion.”

The Company’s Cato stores offer
exclusive merchandise with fashion and quality comparable to mall specialty stores at low prices every day.

The Company also offers exclusive merchandise found in its Cato stores at
www.catofashions.com.

Versona is a unique fashion destination offering apparel

and accessories
including jewelry, handbags and

shoes at exceptional prices every day.

Select Versona merchandise
can also be found at www.shopversona.com.

It’s Fashion offers fashion with a focus on the latest
trendy styles for the entire family at low prices every day.

Statements in this press release that express a belief, expectation or intention, as well as those that are not a historical
fact, including, without limitation, statements regarding

the Company’s expected or estimated operational

financial results,
activities or opportunities, and potential impacts and effects of the coronavirus are considered “forward-looking” within the meaning of The Private Securities Litigation Reform Act

of 1995.

Such forward-looking statements are based on current
expectations that are subject to known and unknown risks,

uncertainties and other factors that could cause actual results to differ materially from those contemplated by the forward

-looking statements.

Such factors include, but are not limited
to, any actual or perceived deterioration in the conditions

that drive consumer confidence and spending, including,

but not
limited to, prevailing social, economic, political and public health conditions and uncertainties, levels of unemployment,
fuel, energy and food costs, wage rates, tax rates, interest rates, home values, consumer net worth and the availability

of
credit; changes in laws or regulations affecting our business including but not limited to tariffs; uncertainties regarding the
impact of any governmental action regarding, or responses

to, to the foregoing conditions; competitive factors

and pricing
pressures; our ability to predict and respond to rapidly changing fashion trends and consumer demands; our ability to
successfully implement our new store development strategy

to increase new store openings and the

ability of any such
new stores to grow and perform as expected; adverse weather,

public health threats (including the global coronavirus
(COVID-19) outbreak) or similar conditions that may affect

our sales or operations; inventory risks due to shifts

in market
demand, including the ability to liquidate excess inventory

at anticipated margins; and other factors discussed under

“Risk
Factors” in Part I, Item 1A

of the Company’s most recently filed annual report

on Form 10-K

and in other reports the
Company files with or furnishes to the SEC from time to

time.

The Company does not undertake to publicly update

or
revise the forward-looking statements even if experience or future changes make it clear that the projected results

8100 Denmark Road
P.O.

Box 34216
Charlotte, NC

28234
(704) 554-8510

expressed or implied therein will not be realized. The Company is not responsible for any changes made to this press
release by wire or Internet services.
# # #

8100 Denmark Road
P.O.

Box 34216
Charlotte, NC

28234
(704) 554-8510

THE CATO CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
FOR THE PERIODS ENDED JULY 31, 2021 AND AUGUST 1, 2020

(Dollars in thousands, except per share data)

Quarter Ended Six Months Ended
July 31, %
August 1,
% July 31, %
August 1,
%
2021

Sales
2020

Sales
2021

Sales
2020

Sales
REVENUES

Retail sales
$ 205,962 100.0%
$ 166,265 100.0%
$ 417,196 100.0%
$ 265,078 100.0%

Other revenue (principally finance,

late fees and layaway charges)
1,784 0.9%
1,905 1.1%
3,635 0.9%
3,824 1.4%

Total revenues
207,746 100.9%
168,170 101.1%
420,831 100.9%
268,902 101.4%
GROSS MARGIN (Memo) 90,375 43.9%
33,529 20.2%
177,934 42.6%
48,745 18.4%
COSTS AND EXPENSES, NET

Cost of goods sold
115,587 56.1%
132,736 79.8%
239,262 57.4%
216,333 81.6%

Selling, general and administrative
70,984 34.5%
43,957 26.4%
134,221 32.2%
96,468 36.4%

Depreciation
3,137 1.5%
3,488 2.1%
6,179 1.5%
7,494 2.8%

Interest and other income
(515) -0.3%
(961) -0.6%
(1,178) -0.3%
(2,812) -1.1%

Cost and expenses, net
189,193 91.9%
179,220 107.8%
378,484 90.7%
317,483 119.8%
Income (Loss) Before Income Taxes
18,553 9.0%
(11,050) -6.6%
42,347 10.2%
(48,581) -18.3%
Income Tax (Benefit)/Expense
4,561 2.2%
(3,880) -2.3%
7,642 1.8%
(12,994) -4.9%
Net Income (Loss)
$ 13,992 6.8%
$ (7,170) -4.3%
$ 34,705 8.3%
$ (35,587) -13.4%
Basic Earnings Per Share
$ 0.62
$ (0.30)
$ 1.54
$ (1.48)
Diluted Earnings Per Share
$ 0.62
$ (0.30)
$ 1.54
$ (1.48)

8100 Denmark Road
P.O.

Box 34216
Charlotte, NC

28234
(704) 554-8510

THE CATO CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
July 31,
January 30,
2021
2021
(Unaudited)
(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents

$
25,354
$
17,510
Short-term investments

191,520
126,416
Restricted cash

3,918
3,918
Accounts receivable - net
51,296
52,320
Merchandise inventories

72,042
84,123
Other current assets
5,421
5,839
Total Current Assets

349,551
290,126
Property and Equipment – net

67,280
72,550
Noncurrent Deferred Income Taxes
5,770
5,685
Other Assets

23,441
22,850
Right-of-Use Assets, net
144,765
199,817

TOTAL
$
590,807
$
591,028
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
$
146,796
$
116,913
Current Lease Liability
54,604
63,421
Noncurrent Liabilities
20,550
19,536
Lease Liability
95,045
143,315
Stockholders' Equity
273,812
247,843

TOTAL
$
590,807
$
591,028